TIME BROKERAGE AGREEMENT
                  (WQCD-FM, New York, New York)

     This TIME BROKERAGE AGREEMENT is made as of May 15, 1997, by and between TRIBUNE NEW YORK RADIO, INC., a Delaware corporation
("Licensee"), and EMMIS BROADCASTING CORPORATION, an Indiana corporation ("Broker").

                             RECITALS

     A. Licensee is the owner of Radio Station WQCD-FM, New York, New York (the "Station"), pursuant to licenses, permits, and authorizations issued by the Federal Communications Commission ("FCC").

     B. Licensee and Broker have entered into an Option Agreement, dated as of the date hereof (the "Option Agreement"), pursuant to which Licensee has an option to sell to Broker, and Broker has an option to purchase from Licensee (each of such option to sell and option to purchase is hereinafter referred to as an "Option"), substantially all of the assets used in the operations of the Station.

     C. In connection with entering into the Option Agreement, Licensee and Broker have agreed to enter into an agreement relating to the programming of the Station.

     D. Licensee agrees to provide air time to Broker on terms and conditions that conform to Station policies and the FCC rules, regulations and policies for time brokerage arrangements.

     E. Broker agrees to provide such programming to and for the Station and to undertake its other obligations hereunder in conformity with all rules, regulations, and policies of the FCC.

                            AGREEMENTS

     In consideration of the above recitals and of the mutual agreements and covenants contained herein, Licensee and Broker, intending to be bound legally, agree as follows:

                            SECTION 1
                           DEFINITIONS

     The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

     "Communications Act" means the Communications Act of 1934, as amended, together with the rules, regulations, and policies promulgated thereunder by the FCC, as in effect from time to time.

     "FCC" is defined in the first recital to this Agreement.
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     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended.

     "Person" includes natural persons, corporations, business trusts, associations, companies, joint ventures, and partnerships.

     "Policy Statement" means the Broadcast Station Programming Policy Statement in the form of Exhibit A to this Agreement, as it may be amended from time to time in accordance with this Agreement.

                            SECTION 2
                               TERM

     2.1 Term. The term of this Agreement (the "Term") will begin at 12:01 A.M. on the Effective Date, as such term is defined in Section 2.2 below, and will continue until the closing of the sale transaction contemplated in the Option Agreement unless earlier terminated in accordance with Section 2.3 below.

     2.2 Effective Date. The effective date of this Agreement (the "Effective Date") shall be the third business day following the completion of all required filings under the HSR Act and all applicable time limitations under the HSR Act shall have expired or have been terminated early without a request for further information by the relevant federal authorities under the HSR Act.

     2.3  Termination.

          (a) Illegality. This Agreement and the Term may be terminated, subject to Section 6.6 below, by either Licensee or Broker, by written notice to the other, if:

               (i) this Agreement has been declared invalid or illegal in whole or substantial part by an order or decree of an administrative agency or court of competent jurisdiction and the applicability of such order or decree has not been stayed pending further administrative or judicial review; or

               (ii) there has been a change in the Communications Act that causes this Agreement to be in violation thereof and the applicability of such change has not been stayed pending appeal or further administrative review.

          (b) Other Situations. This Agreement and the Term may be terminated as follows:

               (i) by written notice of one party to the other, if the terminating party is not then in material default under this Agreement
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and the other party is in material default under this Agreement and has failed to cure such default within fifteen (15) days after receiving notice of breach from the terminating party;

               (ii) by mutual written agreement of the parties;

               (iii) by written notice from either party to the other following termination or expiration of the Option Agreement;

               (iv) by written notice from either party to the other in the event that relevant federal authorities have made a formal second request for further information under the HSR Act; or

               (v) by written notice from Broker to Licensee if during any consecutive seven-day period, more than 4.0% of the broadcast time between the hours of 6:00 a.m. to 6:00 p.m., or more than 7.5% of the total broadcast hours during such period, is preempted by Licensee pursuant to Section 4.2.

Notwithstanding the foregoing, no party shall be entitled to terminate this Agreement while such party is in material default hereunder or under the Option Agreement.

     2.4 Effect of Termination. Upon termination of this Agreement, the payments provided for under Section 3.1 shall be prorated to the effective termination date of this Agreement. The provisions of Sections 6.2(a) and 10 shall survive the termination of this Agreement. Furthermore, if the Term is terminated, Broker shall assign and Licensee shall assume the AFTRA Agreement (as defined in, and the assumption by Broker on the Effective Date being described in, Section 6.2(c)) and Licensee shall offer employment to Broker's employees subject to the AFTRA Agreement at such time (the "AFTRA Employees"), provided that (i) the AFTRA Agreement has not been amended, modified, or replaced in any materially adverse respect during the Term and (ii) Licensee shall not be required to hire more than seven full-time AFTRA Employees and eight part-time AFTRA Employees.

                            SECTION 3
                          CONSIDERATION

     3.1 General. As consideration for the air time made available under this Agreement, Broker shall pay Licensee (i) a monthly fee equal to $708,333.00 (or a prorated portion of such amount for any partial calendar month) and (ii) the operating expenses (consisting of all operating expenses resulting directly from broadcasting programing provided by Broker and all reasonable operating expenses otherwise incurred by Licensee in connection with the operation of the Station and the performance of its obligations hereunder) for each calendar month (or
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a prorated portion of such expenses for any partial calendar month)
incurred by Licensee during the Term in connection with providing air time to Broker; provided, however, that the fixed monthly amount provided for in (i) shall not be payable to the extent provided in
Section 2.3 of the Option Agreement if the Option is extended as provided in that section. Broker will pay such amounts for each calendar month or portion thereof within the Term not later than five (5) days after receipt from Licensee of a statement setting forth the actual operating expenses incurred by Licensee for such month (or portion thereof), together with a copy of each invoice for each expense exceeding $1,000.00; provided, however, in the event such invoice shall be lost or destroyed, Licensee may submit a certification from its Chief Financial Officer that such expense was duly and validly incurred. The fixed monthly amount payable in accordance with (i) above shall be reduced by a percentage equal to the percentage of the Station's total broadcast time during the month (or the portion thereof for which the fee is paid) that is preempted by Licensee pursuant to Section 4.2(b) or (c); and further provided that any such reduction shall not preclude Broker from exercising its rights under Section 2.3(b)(v).

     3.2 Accrued Vacation Payments. With respect to each vacation or portion thereof earned but not taken before the Effective Date by each person previously employed by Licensee who is employed by Broker, Licensee agrees that it shall promptly pay, on or after the Effective Date, to each such person a cash amount equal to the compensation equivalent of the vacation or the portion thereof earned but unused before the Effective Date, and Licensee agrees and acknowledges that Broker shall have no liability or obligation for payment of the compensation equivalent related to any such accrued vacation.

                            SECTION 4
                  PROVISION OF STATION AIR TIME

     4.1 Scope. During the Term, Licensee shall make available to Broker all air time on the Station as may be requested by Broker, other than time reserved to or permitted to be used by Licensee in accordance with Section 4.2. Broker shall provide entertainment programming of its selection, complete with commercial matter, news, public service announcements, and other suitable programming, subject at all times to Licensee's rights specified in Section 4.2 and Section 5.1. Broker shall deliver such programming to the Station's transmitter facilities or other authorized remote control points as reasonably designated by Licensee.

     4.2 Air Time Reserved to Licensee. The parties recognize that Licensee has certain obligations to broadcast programming to meet the needs and interests of the Station's community of license, and nothing in this Agreement shall abrogate the unrestricted authority of Licensee
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to discharge its obligations to the public and to comply with the
Communications Act.  Accordingly, notwithstanding Section 4.1:

          (a) Licensee may use such time as it may require for the broadcast of its own regularly scheduled news, public affairs, entertainment and non-entertainment programming which may be up to four
(4) hours per week.

          (b) Upon 48 hours notice to Broker, Licensee may elect to set aside additional hours of air time per broadcast week, to be scheduled at a mutually agreeable time, for the broadcast of specified non-entertainment programming on issues of importance to the local community.

          (c) Although both parties shall cooperate in the broadcast of emergency information over the Station, Licensee shall have the right to interrupt Broker's programming in case of an emergency or for programming that, in the reasonable good faith judgment of Licensee, is of overriding public importance.

     4.3  Exclusivity.  Air time not used by Broker in accordance with
Section 4.1 nor by Licensee in accordance with Section 4.2 shall not be made available for use by any other Person. During the Term, Licensee will not enter into any other time brokerage, program provision, local marketing, or similar agreement relating to the Station with any Person.

     4.4 Control. Notwithstanding anything to the contrary in this Agreement, Licensee and Broker acknowledge and agree that during the Term, Licensee will maintain ultimate control and authority over the Station, including control and authority over the Station's finances, personnel and programming. Broker shall not represent, warrant or hold itself out as Station's licensee and shall sell all its advertising time and enter into all agreements in its own name.

                            SECTION 5
                       PROGRAMMING POLICIES

     5.1 Policy Statement. Licensee has adopted and will enforce the Policy Statement which may be amended from time to time by Licensee in its reasonable discretion upon notice to Broker. In providing programming for broadcast on the Station, including advertising spots and promotional material or announcements, Broker agrees to comply in all material respects with the Policy Statement and Communications Act. Licensee shall have the right, upon prior written notice to Broker, to reject or refuse any portions of Broker's programming that Licensee reasonably believes to be unsatisfactory, unsuitable, or contrary to the public interest, and to suspend or cancel any program supplied by Broker that it reasonably determines does not comply with the Policy Statement.
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Licensee and Broker will cooperate in an effort to avoid and/or resolve conflicts regarding programming on the Station.

     5.2 Compliance with Copyright Law. Broker shall not broadcast any material on the Station in violation of applicable copyright law or the rights of any Person. All music supplied by Broker shall be (a) licensed by a music licensing society such as ASCAP, BMI, or SESAC; (b) in the public domain; or (c) cleared at the source by Broker. Broker shall retain the exclusive right to use and to authorize the use in any manner of any programming licensed to it.

     5.3 Political Advertising. Broker shall cooperate with Licensee to assist Licensee in complying with the provisions of the Communications Act regarding political advertising. Broker shall supply such information promptly to Licensee as may be necessary to comply with the public inspection file, lowest unit rate, equal opportunities, and reasonable access requirements of the Communications Act and FCC rules and regulations. If the Station fails to meet its political time obligation under the Communications Act based on the advertising sold by Broker in the programming material provided by Broker, then to the extent reasonably necessary to enable Licensee to cause the Station to comply with its political time obligations, Broker shall release advertising availabilities to Licensee; provided, however, that all revenues realized by Licensee from the sale of such advertising time shall be promptly paid to Broker.

     5.4 Payola. Broker agrees that it will not accept any consideration whatsoever, regardless of its value or form, including a commission, discount, bonus, material, supplies or other merchandise, services, or labor, whether or not pursuant to written contracts or agreements between Broker and merchants or advertisers, unless the payer is identified in the program for which consideration was provided as having paid for or furnished such consideration, in accordance with the Communications Act. Broker agrees to cause the execution and delivery to Licensee, from time to time at the request of Licensee, of an appropriate Payola Affidavit substantially in the form attached hereto as Exhibit B.

     5.5  Cooperation on Programming.  Licensee and Broker will cooperate reasonably in an effort to avoid conflicts regarding the programming on the Station and to ensure that the Station's programming conforms with the Policy Statement and the Communications Act.
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                            SECTION 6
                 OTHER OBLIGATIONS OF THE PARTIES

     6.1 Operation of the Station. Licensee will have the authority, power and control over the operations of the Station during the Term, in accordance with and subject to the following:

          (a) Licensee will bear all responsibility for the Station's compliance with all applicable provisions of the Communications Act and all other applicable laws. Licensee will file in a timely and complete manner all reports and applications required to be filed with the FCC or any other governmental body including, but not limited to, filing all license or authorization renewal applications with the FCC. Broker shall cooperate with Licensee in connection with these matters to the extent reasonably requested by Licensee.

          (b) Licensee shall continue to maintain a main studio, as that term is defined by the FCC, within the Station's principal community contour, shall maintain its local public inspection file within the community of license, and shall prepare and place in such inspection file or files its quarterly issues and program lists on a timely basis in compliance with the Communications Act. Broker shall cooperate with Licensee in connection with these matters to the extent reasonably requested by Licensee.

          (c) Licensee shall maintain the station logs, receive and respond to telephone inquiries, and control and oversee any remote control point for the Station. Broker shall cooperate with Licensee in connection with these matters to the extent reasonably requested by Licensee.

          (d) Licensee shall employ at its expense such personnel to direct the day-to-day operations of the Station as may be necessary to comply with the provisions of the Communications Act regarding main studio staffing and such additional personnel as shall be necessary to enable Licensee to perform its obligations under this Agreement. All such employees will report to and be accountable solely to Licensee. Licensee shall notify Broker prior to making any changes in management personnel.

          (e) Licensee shall maintain in effect policies of insurance insuring the assets and the business of the Station.

          (f) Licensee shall cause the Station's transmitting facility to be maintained at all times in good working order and substantially in accordance with the engineering requirements set forth in the Station's FCC authorizations, including operating at substantially maximum
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authorized power and ERP (except at such time where reduction of power is required for routine or emergency maintenance).

          (g) Licensee shall be responsible for and shall pay in a timely manner all operating costs of the Station (other than the costs to be borne by Broker in accordance with Section 6.2), including costs of maintaining the transmitting facility, the cost of electricity and other utilities, rental payments, taxes, and the salaries, taxes, insurance, and related costs for all personnel employed by Licensee.

     6.2 Rights and Responsibilities of Broker. Broker shall have the sole right to sell all commercial time occurring within the programming provided by Broker to the Station in accordance with the following provisions:

          (a) Broker shall retain all revenues from the sale of advertising time on the Station during programming provided to the Station by Broker. Broker may sell advertising on the Station in combination with any other broadcast stations of its choosing. Broker shall be responsible for payment of the commissions due to any national sales representative engaged by it for the purpose of selling national advertising to be carried during its programming.

          (b) Broker shall be solely responsible for any expenses incurred in the origination and delivery of programming from any remote location, any publicity or promotional expenses incurred by Broker, and all music licensing fees with respect to the broadcast of Broker's programming on the Station.

          (c) Broker shall employ and be solely responsible for the salaries, taxes, and related costs for all personnel used in the production of its programming provided to the Station and the sale of advertising time within that programming (including announcers, salespeople, traffic personnel, board operators, and programming staff). On the Effective Date, Licensee shall assign and Broker shall assume all rights and obligations arising on and after the Effective Date under the AFTRA Agreement (as defined in the Option Agreement), and Broker shall notify the union of the foregoing assignment and assumption.
Furthermore, (i) Broker agrees to offer employment, effective as of the Effective Date, to the fifteen individuals identified by Licensee to Broker as being subject to the AFTRA Agreement in Schedule 4.15 to the Option Agreement, (ii) Licensee agrees to reimburse Broker for up to an aggregate $100,000 of severance costs incurred by Broker in connection with the termination of employment of any of those individuals within one year of the Effective Date, and (iii) Licensee agrees to reimburse Broker for up to an aggregate $100,000 of severance or other costs incurred by Broker in connection with the termination of employment of Jim Kerr (for whatever reason) if such termination occurs within one year of the
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Effective Date (including, but not limited to, any costs incurred by
Broker in negotiating a settlement to terminate Mr. Kerr's employment agreement).

          (d) Broker shall maintain broadcaster's errors and omissions insurance with respect to the programming to be broadcast by Broker over the Station, and shall name Licensee as an additional insured on all such insurance policies. Broker shall provide evidence of such insurance coverage with such insurance carriers and such policy limits as are reasonably acceptable to Licensee, upon Licensee's request.

          (e) Broker covenants and agrees that it will comply in all material respects with all applicable federal, state, and local laws, rules, and regulations (including, without limitation, all FCC rules, policies, and regulations) in the provision of programming to the Station as contemplated herein and in the performance of its obligations hereunder.

          (f) As soon as practicable after the Effective Date, Licensee shall deliver to Broker a complete and detailed list of all the Station's accounts receivable arising from the broadcast of advertising time on the Station prior to the Effective Date. For a period of ninety (90) days following the Effective Date (the "Collection Period"), Broker will use its reasonable efforts, as Licensee's agent, to collect such accounts receivable in the usual and ordinary course of business. Broker shall not be required to institute any legal proceedings to enforce the collection of such accounts receivable or to refer any of such accounts receivable to a collection agency. Broker shall not adjust any such accounts receivable or grant credit without Licensee's written consent, and any such accounts receivable amounts collected on behalf of Licensee shall be paid to Licensee on the thirtieth (30th), sixtieth (60th) and ninetieth (90th) days after the Effective Date. On the ninetieth (90th) day after the Effective Date, Broker shall return to Licensee any such uncollected accounts receivable, together with all files concerning the collection or attempts to collect such accounts receivable, and Broker's responsibility shall cease. Broker shall incur no liability to Licensee for any uncollected account. All sums collected by Broker during the Collection Period from any person obligated with respect to any such account receivable shall be applied first to such account receivable. After full satisfaction of Licensee's account, the balance, if any, shall be applied to Broker's accounts.

     6.3 Access to Information. Solely for the purpose of ensuring compliance with the Communications Act and Station policies, including the preparation by Licensee of its quarterly issues and program lists and the satisfaction of its community service obligations, Licensee shall be entitled to review at its reasonable discretion any programming material of Broker that it may request. Broker shall promptly provide Licensee
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with copies of all correspondence and complaints received from the public
(including any telephone logs of complaints called in) and copies of all program logs and promotional materials. Broker shall also maintain and deliver to the Station such records and information required by the FCC to be placed in the public inspection file of the Station pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections 73.1940 and 73.3526 of the FCC's rules, and to the broadcast of sponsored programming addressing political issues or controversial issues of public importance, in accordance with the provisions of Section 73.1212 of the FCC's rules. Broker shall furnish to Licensee upon request any other information that is reasonably necessary to enable Licensee to prepare any records or reports required by the FCC or other governmental entities. Nothing in this Section shall entitle Licensee to review the internal corporate or financial records of Broker. If this Agreement is terminated, Licensee will return to Broker all information obtained by Licensee from Broker in connection with this Agreement.

     6.4 Call Letters. Licensee will not change the call letters of the Station without Broker's consent.

     6.5 Trade Obligations. Broker shall, on and after the Effective Date, perform all obligations of Licensee, to the extent such obligations are required to be fulfilled pursuant to the terms of the following, under (i) each of the Trade Agreements identified in Schedule 4.8(a) to the Option Agreement which remain unsatisfied as of the Effective Date and (ii) the Station Agreements for the sale of advertising time listed on Schedule 4.8(b)(viii) to the Option Agreement (but only as to those obligations which arise on or after the Effective Date). Broker shall, after the Effective Date and to the extent such obligations were performed after such date, be entitled to receive and to retain all of the benefits and amounts paid under or pursuant to the foregoing agreements.

     6.6 Regulatory Changes. In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in FCC rules, policies, or precedent, which would cause this Agreement to be in violation of any applicable law, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the extent necessary to comply fully with such order or decree. If despite such best efforts the parties are unable to negotiate a mutually agreeable modification, either party may terminate this Agreement and both parties shall thereupon be relieved of all liability hereunder accruing after the termination date.

     6.7 Trademarks, Etc. Licensee hereby grants to Broker a royalty free, paid-in-full unlimited license to use any and all trademarks,
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service marks, patents, trade names, jingles, slogans, logotypes, logograms, and other intangible assets and rights owned and used or held for use by Licensee in conjunction with the Station, including, but not limited to, the call letters "WQCD-FM".

     6.8 HSR Act Filing. Within ten (10) days after the execution of this Agreement, Licensee and Broker shall, in cooperation with each other, file the reports and notifications under the HSR Act required in connection with the transactions contemplated hereby. Licensee and Broker will equally share the fees for such filings.

     6.9 Certifications. Licensee certifies that it will remain in control of the facilities of the Station, including control over the Station's finances, personnel and programming. Broker certifies that this Agreement complies with the provisions of 47 C.F.R. Section 73.3555(a).


                            SECTION 7
            REPRESENTATIONS AND WARRANTIES OF LICENSEE

     Licensee represents and warrants to Broker as follows:

     7.1 Authorization and Binding Obligation. This Agreement has been duly executed and delivered by Licensee and constitutes the valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

     7.2 Absence of Conflicting Agreements or Consents. The execution, delivery and performance of this Agreement and the documents contemplated hereby by Licensee (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any governmental or regulatory authority or any other Person; (b) will not conflict with the Certificate of Incorporation or By-Laws of Licensee; (c) will not conflict with, result in a breach of, or constitute a default under any judgment, order, ordinance, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality; (d) will not conflict with, constitute grounds from termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of any material agreement, instrument, license, or permit to which Licensee is a party or by which it may be bound; and (e) will not create any claim, lien, charge, or encumbrance upon any of the assets of the Station.
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     7.3  Authorizations.  Licensee is the authorized legal holder of all licenses, permits, and other authorizations required from governmental and regulatory authorities for the lawful conduct of the business of the Station in the manner it has been conducted.


                            SECTION 8
             REPRESENTATIONS AND WARRANTIES OF BROKER

     Broker represents and warrants to Licensee as follows:

     8.1 Authorization and Binding Obligation. The execution, delivery, and performance of this Agreement by Broker have been duly authorized by all necessary corporate action on the part of Broker. This Agreement has been duly executed and delivered by Broker and constitutes a valid and binding obligation of Broker, enforceable against Broker in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies.

     8.2 Absence of Conflicting Agreements and Required Consents. The execution, delivery, and performance of this Agreement and the documents contemplated hereby Broker (with or without the giving of notice, the lapse, of time, or both); (a) do not require the consent of any governmental or regulatory authority or any other Person; (b) will not conflict with the Articles of Incorporation or By-Laws of Broker; (c) will not conflict with, result in a breach of, or constitute a default under, any judgment, order, ordinance, injunction, decree, rule, regulation, or ruling of any court or governmental instrumentality; and
(d) will no conflict with, constitute grounds for termination of, result in a breach of, constitute a default under or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license or permit to which Broker is a party or by which Broker may be bound.


                            SECTION 9


                     [INTENTIONALLY OMITTED]




                            SECTION 10
                          MISCELLANEOUS
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     10.1 Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered by courier (including overnight delivery service) or sent by registered or certified mail, first class, postage prepaid, to the following address:

     if to Broker, to:

               EMMIS BROADCASTING CORPORATION
               950 North Meridian Street, Suite 1200
               Indianapolis, Indiana 46204

               Attention:  Jeffrey H. Smulyan, President

     Copy to:

               Bose McKinney & Evans
               2700 First Indiana Plaza
               Indianapolis, Indiana 46204

               Attention: David L. Wills, Esq.


and
     if to Licensee, to:

               TRIBUNE NEW YORK RADIO, INC.
               435 North Michigan Avenue, Suite 2300
               Chicago, Illinois 60611
               Attention: President

     Copy to:

               TRIBUNE COMPANY
               435 North Michigan Avenue, Suite 600
               Chicago, Illinois 60611
               Attention: General Counsel

                             and

               Sidley & Austin
               One First National Plaza
               Chicago, Illinois 60603
               Attention: Larry A. Barden

or to such other address as a party may from time to time notify the other party in writing (as provided above). Any such notice, demand or communication shall be deemed to have been given (i) if so mailed, as of
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the close of the third business day following the date so mailed, and
(ii) if delivered by courier, on the date received.

      10.2 Binding Effect; Benefits. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors or permitted assigns. Except to the extent specified herein, nothing in this Agreement, express or implied, shall confer on any person other than the parties hereto and their respective successors or permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     10.3 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either party without the prior written consent of the other party, provided that:

          (a) Either party may assign its rights under this Agreement as collateral security to any lender providing financing to the party or any of its Affiliates (as defined in the Option Agreement); and

          (b) Broker may assign all of its rights under this Agreement to an Affiliate, provided that (i) the representations and warranties of Broker hereunder shall be true and correct in all material respects as applied to the assignee, (ii) both Broker and the assignee shall execute and deliver to Licensee a written instrument in form and substance satisfactory to Licensee within its reasonable judgment in which both Broker and the assignee agree to be jointly and severally liable for performance of all of Broker's obligations under this Agreement, and
(iii) Broker and the assignee shall deliver such other documents and instruments as reasonably requested by Licensee, including appropriate certified resolutions of the boards of directors of Broker and the assignee.

     10.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement.

     10.5 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

     10.6 Headings. The headings herein are included for ease of reference only and shall not control or affect the meaning or construction of the provisions of this Agreement.

     10.7 Gender and Number. Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires.
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     10.8 Entire Agreement.  This Agreement represents the entire understanding and agreement between Broker and Licensee with respect to the subject matter hereof. This Agreement cannot be amended, supplemented, or changed except by an agreement in writing that makes specific reference to this Agreement and that is signed by the party against which enforcement of any such amendment, supplement, or modification is sought.

     10.9 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     10.10 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extend, the remainder of this Agreement and the application of such provision to other persons or circumstance shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     10.11 References. All references in this Agreement to Sections are to Sections contained in this Agreement unless a different document is expressly specified.

     10.12 Exhibits. Each Exhibit referred to in this Agreement is attached hereto, and each such Exhibit is hereby incorporated by reference and made a part hereof as if fully set forth herein.
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     IN WITNESS WHEREOF, this Agreement has been executed by Licensee and
Broker as of the date first written above.


                              TRIBUNE NEW YORK RADIO, INC.


                              By:  /s/ Wayne R. Vriesman
                              ______________________________
                                        Wayne R. Vriesman
                                   President

                                        "Licensee"



                              EMMIS BROADCASTING CORPORATION


                              By: /s/ Jeffrey H. Smulyan
                               ______________________________
                                   Jeffrey H. Smulyan
                                   Chairman

                                        "Broker"






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                                                                 Exhibit A

                        BROADCAST STATION
                   PROGRAMMING POLICY STATEMENT

     1.   Religion

          (a) Respectful of Faiths. The subject of religion and references to particular faiths, tenets, and customs shall be treated with respect at all time.

          (b) No Denominational Attacks. Programs shall not be used as a medium for attack on any faith, denomination, or sect or upon any individual or organization.

          (c) Treatment of Parapsychology. The advertising or promotion of fortunetelling, occultism, astrology, phrenology, palm reading, numerology, mind-reading, character readings, or subjects of like nature is not permitted.

          (d) Sale of Religious Artifacts. The offering for sale of religious artifacts or other items for which listeners would send money is prohibited unless such items are readily available in ordinary commerce or are clearly being sold for legitimate fund-raising purposes.

          (e) No Claims of Miracles. Any claims of miracles or curses not depicted in biblical scripture and quoted in context are prohibited; this policy prohibits a minister or other individual appearing on a program from personally claiming any cures or miracles and also prohibits the presentation of any testimonials regarding such claims either in person or in writing.

     2. Controversial Issues. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. If such events occur, Station management may require that responsive programming be aired.

     3. No Plugola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

     4.   Lotteries and Contests.
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          (a)  Illegal Lotteries.  Announcements giving any information about lotteries or games prohibited by federal or state law or regulations are prohibited.

          (b)  "Dream Books".  References to "dream books," the
"straight line," or other direct or indirect descriptions or solicitations relative to the "numbers game," or the "policy game," or any other form of gambling are prohibited.

          (c) Numbers. References to chapter and verse numbers, paragraph numbers, or song numbers that involve three digits should be avoided and, when used, must be related to the overall theme of the program.

          (d) Contests. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained in advance to Station management, which reserves the right in its sole discretion to reject any game, contest, or promotion.

     5. Required Announcements. Broker shall broadcast (i) an announcement in a form satisfactory to Station management at the beginning of each hour to identify the Station, (ii) an announcement at the beginning and end of each program to indicate that program time has been purchased by the Broker, and (iii) any other announcements that may be required by law, regulation, or Station policy.

     6. Programming Prohibitions. Broker shall not knowingly and willfully broadcast any of the following programs or announcements:

          (a) False Claims. False or unwarranted claims for any product or service.

          (b) Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

          (c) Indecent. Any programs or announcements that are indecent, obscene, profane, vulgar, repulsive, or offensive, either in theme or in treatment.

          (d) Descriptions of Bodily Functions. Any continuity which described repellently any internal bodily functions or symptomatic results of internal disturbances, and no reference to matters which are not considered acceptable topics in social groups.

          (e) Injurious Advertising. Any advertising matter or announcement that may, in the option of the Station, be injurious or
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prejudicial to the interests of the public, or to honest advertising and reputable business in general.